UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 17, 2010

ODYSSEY HEALTHCARE, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-33267	43-1723043
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

717 North Harwood Street, Suite 1500

Dallas, Texas 75201

(Address of principal executive offices) (Zip code)

(214) 922-9711

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02.	Termination of a Material Definitive Agreement.

On August 17, 2010 (the “Closing Date”), Odyssey HealthCare, Inc., a Delaware corporation (“Odyssey”), repaid in full and terminated its Second Amended and Restated Credit Agreement, dated February 28, 2008, by and among General Electric Capital Corporation, a Delaware corporation, individually as Lender and as Agent for the Lenders, Bank of America, N.A. and Fifth Third Bank, as Co-Syndication Agents, SunTrust Bank and Compass Bank, as Co-Documentation Agents, the other Lenders signatory thereto, Odyssey HealthCare Operating A, LP, a Delaware limited partnership, Odyssey HealthCare Operating B, LP, a Delaware limited partnership, Hospice of the Palm Coast, Inc., a Florida not for profit corporation, OHC Investment Inc., a Delaware corporation, Vistacare, Inc., a Delaware corporation, and the other Credit Parties signatory thereto (the “Credit Facility”). The repayment and termination of the Credit Facility was effected in connection with the completion of the Merger (as defined in Item 2.01 below).

The material terms of the Credit Facility are described in Odyssey’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2010 under “Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources.” Such description is incorporated herein by reference.

Some of the lenders under the Credit Facility, or their affiliates, have had various other relationships with Odyssey involving the provision of financial services.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On the Closing Date, Gentiva Health Services, Inc., a Delaware corporation (“Gentiva”), completed its proposed acquisition of Odyssey pursuant to that certain Agreement and Plan of Merger, dated as of May 23, 2010 (the “Plan of Merger”), by and among Gentiva, GTO Acquisition Corp., a wholly-owned subsidiary of Gentiva (“Merger Sub”), and Odyssey. On the Closing Date, Merger Sub merged with and into Odyssey with Odyssey continuing as the surviving corporation and as a wholly-owned subsidiary of Gentiva (the “Merger”). The Plan of Merger and the transactions contemplated thereby, including the Merger, were approved by Odyssey’s board of directors and its stockholders. As previously reported by Odyssey, its stockholders adopted the Plan of Merger and approved the Merger at a special meeting of stockholders held on August 9, 2010.

The foregoing description of the Plan of Merger is only a summary and is qualified in its entirety by reference to the full text of the Plan of Merger, which was filed on May 24, 2010 as Exhibit 2.1 to Odyssey’s Current Report on Form 8-K.

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

In connection with the Merger, pursuant to a written request submitted by Odyssey to the Nasdaq Stock Market (“Nasdaq”) on August 17, 2010, trading of Odyssey’s common stock on the Nasdaq Global Select Market ceased trading, and the listing of Odyssey’s common stock on the Nasdaq Global Select Market was suspended prior to the open of trading on August 18, 2010. As part of such written request, Odyssey also requested that Nasdaq file with the Securities and Exchange Commission (the “Commission”) an application on Form 25 to delist Odyssey’s common stock from the Nasdaq Global Select Market and deregister Odyssey’s common stock under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Odyssey intends to file with the Commission a certification on Form 15 requesting the deregistration of Odyssey’s common stock under Section 12(g) of the Exchange Act and the suspension of Odyssey’s reporting obligations under Section 15(d) of the Exchange Act.

Item 3.03.	Material Modification to Rights of Security Holders.

Upon consummation of the Merger, each share of Odyssey common stock issued and outstanding immediately prior to the effective time of the Merger (other than any shares owned by holders properly exercising dissenters’ appraisal rights under Delaware law, shares that are owned by Odyssey as treasury stock and any shares owned by Gentiva, Merger Sub or any other wholly-owned subsidiary of Gentiva) was converted into the right to receive $27.00 in cash (the “Merger Consideration”), without interest and subject to any required withholding of taxes.

Each stock option, whether vested or unvested, to purchase shares of Odyssey common stock (an “Option”) that was outstanding immediately before the effective time of the Merger was cancelled and converted into the right to receive an amount in cash (subject to any applicable withholding of taxes) determined by multiplying (i) the excess, if any, of the Merger Consideration over the applicable exercise price of the Option by (ii) the number of shares subject to such Option. Options with an exercise price greater than or equal to the Merger Consideration were cancelled immediately prior to the effective time for no consideration.

Each share of restricted stock, whether vested or unvested, that was outstanding immediately before the effective time of the Merger was converted into the right to receive the Merger Consideration (subject to any applicable withholding of taxes). Each restricted stock unit, whether vested or unvested, that was outstanding immediately before the effective time of the Merger was cancelled and converted into the right to receive an amount in cash determined by multiplying the Merger Consideration by the number of shares subject to such restricted stock unit (subject to any applicable withholding of taxes).

Holders of Odyssey common stock, Options, restricted stock and restricted stock units issued and outstanding immediately prior to the Merger no longer have any rights with respect to such securities, except the right to receive the Merger Consideration, nor do they have any interest in Odyssey’s future earnings or growth.

The foregoing description of the Merger Consideration and payment thereof is only a summary and is qualified in its entirety by reference to the full text of the Plan of Merger, which was filed on May 24, 2010 as Exhibit 2.1 to Odyssey’s Current Report on Form 8-K.

Item 5.01.	Changes in Control of Registrant

Gentiva completed its acquisition of Odyssey pursuant to the Merger that became effective on the Closing Date. Odyssey is now a wholly-owned subsidiary of Gentiva. Gentiva paid aggregate Merger Consideration in an amount equal to approximately $964 million using a combination of cash on hand and debt financing.

The information set forth in response to Items 3.01, 3.03 and 5.02 is incorporated by reference into this Item 5.01.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On the Closing Date, as of immediately prior to the effective time of the Merger, Richard Burnham, Robert Lefton, David Steffy, David Cross, Paul Feldstein, Shawn Schabel, Robert Ortenzio, James Buncher, John Carlyle, R. Dirk Allison, Craig Goguen, Brenda Belger and W. Bradley Bickham resigned as the directors and officers of Odyssey.

Pursuant to the terms of the Merger Agreement, at the effective time of the Merger, the directors and officers of Merger Sub immediately prior to such time became the directors and officers of Odyssey.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

At the effective time of the Merger, the certificate of incorporation and bylaws of Odyssey were amended and restated to read as set forth on Exhibit 3.1 and Exhibit 3.2, respectively, to this Current Report on Form 8-K, and each of which is incorporated by reference in this Item 5.03.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

2.1	Plan of Merger (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K filed by Odyssey on May 24, 2010).

3.1	Amended and Restated Certificate of Incorporation

3.2	Amended and Restated Bylaws

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ODYSSEY HEALTHCARE, INC.

Date: August 17, 2010	By:	/S/ JOHN N. CAMPERLENGO
John N. Camperlengo
Senior Vice President, General Counsel
Chief Compliance Officer and Secretary

INDEX TO EXHIBITS

Exhibit No.	Description

2.1	Plan of Merger (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K filed by Odyssey on May 24, 2010).

3.1	Amended and Restated Certificate of Incorporation

3.2	Amended and Restated Bylaws